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                                                                 EXHIBIT 3(g)

                          THE WILLIAMS COMPANIES, INC.

                             CERTIFICATE OF INCREASE
                         OF AUTHORIZED NUMBER OF SHARES
                               OF SERIES A JUNIOR
                          PARTICIPATING PREFERRED STOCK
                         PURSUANT TO SECTION 151 OF THE
                         GENERAL CORPORATION LAW OF THE
                                STATE OF DELAWARE


                  The Williams Companies, Inc., a corporation organized and existing under the General Corporation Law of Delaware,

                  DOES HEREBY CERTIFY:

                  FIRST: That the Restated Certificate of Incorporation of said Corporation was filed in the office of the Secretary of State of Delaware on April 27, 1987, and was filed for recording in the office of the Recorder of Deeds of New Castle County, Delaware, on April 27, 1987, and the Certificate of the Designations, Preferences and Rights of the Series A Junior Participating Preferred Stock was included in said Restated Certificate of Incorporation.

                  SECOND: That Certificates of Increase of Authorized Number of Shares of Series A Junior Participating Preferred Stock were filed in the office of the Secretary of State of Delaware on February 7, 1989, and February 6, 1996, respectively, and were filed for recording in the office of the Recorder of Deeds of New Castle County, Delaware, on February 7, 1989, and February 6, 1996, respectively.

                  THIRD: That the Board of Directors of said Corporation at a meeting held on November 23, 1997, duly adopted a resolution authorizing and directing an increase in the authorized number of shares of Series A Participating Preferred Stock of the Corporation, from 1,200,000 shares to 1,600,000 shares.

                  IN WITNESS WHEREOF, said The Williams Companies, Inc. has caused this certificate to be signed by Gary R. Belitz, its Controller and Chief Accounting Officer, and attested by David M. Higbee, its Secretary, this 30th day of December, 1997.

                                                    THE WILLIAMS COMPANIES, INC.



CORPORATE SEAL                                       By:  /s/ GARY R. BELITZ
                                                        ------------------------
                                                     Name:    Gary R. Belitz
                                                     Title: Controller and
                                                                Chief Accounting
                                                                Officer
ATTEST:

     /s/ DAVID M. HIGBEE
----------------------------------
Name:         David M. Higbee
Title:        Secretary